Execution Version

Second Commitment Increase Request

June 25, 2021

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Ryan Hanks

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

With a copy to:

de_custom_business@jpmorgan.com and

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Robert Nichols

cc:	U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Securities Intermediary

Goldman Sachs Private Middle Market Credit II LLC, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 5, 2021 (the “Agreement”), among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II SPV II LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, as portfolio manager (the “Portfolio Manager”), JPMorgan Chase Bank, National Association, as lender (in such capacity, the “Lender”), and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), collateral administrator (in such capacity, the “Collateral Administrator”) and securities intermediary (in such capacity, the “Securities Intermediary”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A) Pursuant to the Agreement, you are hereby notified that the Company hereby makes a Commitment Increase Request to the Administrative Agent pursuant to Section 2.05 of the Agreement (this “Second Commitment Increase Request”) and requests an increase of the Financing Commitments by an amount equal to $200,000,000.00 on June 25, 2021 (which such date shall constitute a “Commitment Increase Date” under the Agreement).

(B) The effectiveness of this Second Commitment Increase Request shall be subject to receipt by the Administrative Agent of the fee specified in Section 2.05(e) of the Agreement, which shall be in an amount equal to $1,000,000 (and no further fee shall be payable pursuant to Section 2.05(e) of the Agreement or Section 5 of the Effective Date Letter in respect of this Second Commitment Increase Request). For purposes of Section 2.05(e) of the Agreement, the Company hereby directs the Administrative Agent to cause proceeds of the Advance made by the Lenders on the Commitment Increase Date in an amount equal to the upfront fee set forth above to be applied to pay such upfront fee. The portion of such Advance applied to pay such upfront fee shall be deemed to have been funded and made to the Company by the Lenders in accordance with the Agreement for all purposes and all obligations of the Lenders to make such portion of such Advance shall be satisfied thereby.

(C) The Administrative Agent hereby acknowledges and agrees that the requirements of Section 2.05(g) of the Agreement are satisfied by the Company’s delivery of the certifications in Clause (G) below.

(D) Except as expressly set forth herein, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this Second Commitment Increase Request shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent’s or any Lender’s exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(E) THIS SECOND COMMITMENT INCREASE REQUEST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(F) This Second Commitment Increase Request may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(G) The individual executing this Second Commitment Increase Request on behalf of the Company hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company and has the authority to make the certifications set forth in the following clause (ii), and (ii) the conditions set forth in Section 2.05(b), (c) and (d) of the Agreement have been satisfied in connection with this Second Commitment Increase Request.

Very truly yours,

GOLDMAN SACHS PRIVATE MIDDLE MARKET
CREDIT II SPV II LLC, as Company

By: GOLDMAN SACHS PRIVATE MIDDLE
MARKET CREDIT II LLC, its designated Manager

By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Authorized Signatory

The Administrative Agent hereby approves this Second Commitment Increase Request in accordance with the terms of the Agreement upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Executive Director